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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: June 20, 1997


                                  FAULDING INC.
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             (Exact name of Registrant as specified in its charter)


   Delaware                          0-13588                        04-2769995
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(State or Other                (Commission File No.)              (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                    Number)



200 Elmora Avenue, Elizabeth, New Jersey                                   07207
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:         (908) 527-9100
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This document consists of 4 consecutively numbered pages; Index to Exhibit appears on p. 3.



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Item 5.           Other Events


                  On June 3, 1997, the Registrant received a merger proposal (the "Proposal") from F.H. Faulding & Co. Limited ("Faulding") the parent of Registrant's majority stockholder, Faulding Holdings Inc. ("Holdings"). In the Proposal, Faulding offered to acquire all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Registrant not currently owned by Holdings at a price of $12 per share in cash. Faulding currently owns approximately 61.5% of the Company's outstanding Common Stock and would own approximately 73.2% of the Common Stock upon the conversion of its preferred stock in the Registrant.

                  The acquisition contemplated by the Proposal would be structured as a merger pursuant to which a newly organized United States subsidiary of Faulding would be merged into the Registrant as a result of which a subsidiary of Faulding would acquire all of the issued and outstanding shares of Common Stock that are not currently owned by it for $12 per share in cash.

                  The Board of Directors of the Registrant held a meeting on June 3, 1997 and appointed a Special Committee of the Board, consisting of Bruce
C. Tully and Joseph C. Minio, who are outside, independent directors of the Registrant, to consider whether the proposal is fair to and in the best interest of the Registrant and its stockholders, and to recommend whether the Board of Directors should accept the proposal. The Special Committee has hired the law firm of White & Case to act as independent legal counsel and intends to hire an investment banking firm to act as independent financial advisors to assist the Special Committee in its evaluation of the Proposal.

                  Following public announcement of the Proposal, four lawsuits, all brought as purported class actions, were filed in the Delaware Chancery Court, naming the Registrant, the members of the Board of Directors of the Registrant, Faulding and Holdings as defendants. Copies of the complaints are annexed hereto.



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Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits

                  (a) Financial Statements
                      Inapplicable

                  (b) Pro Forma Financial Information
                      Inapplicable

                  (c) Exhibits

                      99.1 Letter, dated June 3, 1997 from Edward D. Tweddell, CEO, Group Managing Director, F.H. Faulding & Co. Limited to Board of
                               Directors, Faulding Inc.

                      99.2     Faulding Inc. press release dated June 3,
                               1997

                      99.3 Class Action Complaint in Dechter v. Tweddell, civ. A. No. 15722NC

                      99.4 Class Action Complaint in Golde v. Faulding Inc., civ. A. No. 15728NC

                      99.5 Class Action Complaint in Harbor Finance Partners v. Tweddell, civ. A. No. 15724NC

                      99.6 Class Action Complaint in Zimmerman v. Moldin, civ. A. No. 15723NC


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  June 20, 1997                             FAULDING INC.
                                                  (Registrant)



                                                  By:___________________________
                                                         Richard F. Moldin
                                                         Chief Executive Officer





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